Exhibit 23.1

CONSENT OF PORTER KEADLE MOORE, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of River Financial Corporation of our report dated July 31, 2015, with respect to the consolidated financial statements as of December 31, 2014 and 2013 and for the years then ended, appearing in the joint Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm as it appears under the caption “Experts.”

Atlanta, Georgia

July 31, 2015

/s/ PORTER KEADLE MOORE, LLC